AMENDMENT TO ADMINISTRATION AGREEMENT


         The Administration Agreement between Investment Company Administration Corporation and Builders ProLoan Fund, Inc. (the "Fund") dated October 20, 1997 is hereby amended as follows:

         The   parties   to  the   Agreement   shall   be   Investment   Company
         Administration, L.L.C., an Arizona Limited Liability Company, and Builders ProLoan Fund, Inc., a Maryland Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons, as of this _____ day of ___________________, 1999.


INVESTMENT COMPANY ADMINISTRATION CORPORATION a Delaware Corporation


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By: Eric M. Banhazl
Its: Executive Vice President


INVESTMENT COMPANY ADMINISTRATION, L.L.C.
an Arizona Limited Liability Company


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By: Eric M. Banhazl
Its: Managing Member


Builders ProLoan Fund, Inc.
a Maryland Corporation


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By: John W. Stewart
Its: President